AMENDMENT NO. 9

TO

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 1998

AND

EFFECTIVE JANUARY 13, 1998

As Amended

FOR

SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST

(“SPDR DJIA TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR DJIA Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET GLOBAL ADVISORS TRUST COMPANY

AS TRUSTEE

DATED AS OF JANUARY 7, 2026

This Amendment No. 9 (the “Amendment Agreement”) dated as of January 7, 2026 between Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST (“SPDR DJIA TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF THE SPDR DJIA TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company, the former Trustee, entered into the Standard Terms to facilitate the creation of the SPDR DJIA Trust; and

WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below; and

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. Effective immediately, the third sentence of Section 3.04(i), “Certain Deductions and Distributions,’’ is amended to read in its entirety as follows:

Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the Ex-Dividend Date (the “Record Date”) will be entitled to receive an amount, if any, representing dividends accumulated on the Securities through the dividend period which ends on the Business Day preceding such Ex-Dividend Date, net of fees and expenses, accrued daily for such period.

2. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraph (1) of this Amendment Agreement is in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.0l(a) thereof.

3. Pursuant to Section 10.0l(b) of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

4. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

5. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

6. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:
Name: Timothy Reilly
Title: Head of Exchange Traded Solutions

ATTEST:
TITLE:	Associate General Counsel

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:
Name: Mark Alberici
Title: Authorized Signatory

ATTEST:
TITLE:	V.P.

STATE OF NEW YORK    )

               ss.:

COUNTY OF WESTCHESTER )

On this 7th day of January in the year 2026, before me personally appeared Timothy Reilly, to me known, who, being by me duly sworn, did depose and say that he is the Head of Exchange Traded Solutions of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

Notary Public

COMMONWEALTH OF MASSACHUSETTS )

                  ss.:

COUNTY OF SUFFOLK   )

On this 12 day of January in the year 2026, before me personally appeared Mark Alberici, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of State Street Global Advisors Trust Company, the trust company described in and which executed the above instrument; and that he signed her name thereto by authority of the board of directors of said bank and trust company.

Notary Public

(Notarial Seal)	Benjamin Henry Donovan NOTARY PUBLIC Commonwealth of Massachusetts My Commission Expires September 21, 2029